                                                                EXHIBIT 10.7

                              ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made effective this 30th day of June, 1998 by and between CONVERGENT CAPITAL CORPORATION, a Colorado corporation ("C3") whose address is 400 Inverness Drive South, Suite 450, Englewood, Colorado 80112, CONVERGENT COMMUNICATIONS, INC. , a Colorado corporation ("Convergent") whose address is 400 Inverness Drive South, Suite 400, Englewood, Colorado 80112 and CMB HOLDINGS, INC. D/B/A INDEPENDENT EQUIPMENT COMPANY, a Florida corporation ("IEC"), whose address is 2471 McMullen Booth Road, Suite 309, Clearwater, Florida 34619 (hereinafter collectively referred to as "the parties").

                                       RECITALS

     A. C3 is desirous of buying certain of IEC's assets and IEC is desirous of selling certain of IEC's assets to C3;

     B. This Agreement is intended to comply with the requirements of Internal Revenue Code Section 368(a)(1)(C) for the deferral of gain recognition.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, both parties agree as follows:

     1.   IDENTIFICATION AND TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES.

          1.1 IDENTIFICATION OF ASSETS TO BE TRANSFERRED TO C3. The assets described in EXHIBIT 1.1 shall collectively constitute the "Identified Assets."

          1.2 ASSUMPTION OF CERTAIN LIABILITIES. Except for those liabilities set forth on EXHIBIT 1.2 (the "Assumed Liabilities"), which are hereby expressly assumed by C3, C3 shall assume no other liabilities and obligations relating to the Identified Assets. IEC agrees to hold C3 harmless from any other liabilities or obligations incurred by IEC, or accruing with respect to the Identified Assets, and all other assets of IEC, with respect to any period prior to and including the Closing Date and from liabilities or obligations with respect to all other assets of IEC with respect to any period after the Closing Date.

          1.3 TRANSFER OF IDENTIFIED ASSETS. IEC shall take all actions reasonably requested by C3 to transfer the Identified Assets to C3 including, but not limited to, the execution of a bill of sale and assignment in the form attached hereto as EXHIBIT 1.3 ("Bill of Sale"), and all other bills of sale, assignment and transfer forms, amendments, applications to governmental agencies, licenses, and reports reasonably required by C3 of IEC to effectuate the transfer of the Identified Assets.

          1.4 RECONCILIATION OF OBLIGATIONS. All obligations regarding the Identified Assets and the Assumed Liabilities shall be determined as of June 30, 1998 ("Reconciliation

Date"). The parties agree to cooperate in the preparation of a reconciliation schedule ("Reconciliation Schedule") showing the obligations and benefits accruing to each party as of the Reconciliation Date. The Reconciliation Schedule shall be delivered at the Closing.

          2. CONSIDERATION. The consideration ("Consideration") for the purchase and sale of the Identified Assets shall be paid by Convergent, on behalf of C3, to IEC on the Closing Date. On the Closing Date, Convergent will deliver a treasury request to Convergent's transfer agent requesting the issuance of Three Hundred Forty Thousand (340,000) shares of Convergent's no par value common stock ("Convergent Stock") to IEC at the Closing.

     3. CLOSING DATE DOCUMENTATION. In addition to the other documents required hereunder, as a predicate to the closing of the transactions hereunder, IEC shall supply C3 with the following on or before the Closing Date.

          3.1 TRANSFER DOCUMENTS. Transfer Documents, in form and substance reasonably satisfactory to C3 and IEC to effect the transfer of the Identified Assets to C3 pursuant to the terms of this Agreement.

          3.2 CONSENTS. Any and all consents, in a form and substance reasonably satisfactory to C3 and IEC, from any person or entity not a party to this Agreement whose consent is necessary or desirable for the execution and performance of this Agreement by C3 and IEC.

          3.3 COMPLIANCE CERTIFICATE. All corporate and other proceedings, including approval by the members and managers of IEC, required to be taken by or on the part of IEC to authorize IEC to execute, deliver and carry out this Agreement shall have been duly and properly taken. C3 shall have received a certificate of authorized individuals of IEC in the form of
EXHIBIT 3.3, dated as of the Closing, certifying to the fulfillment of the conditions specified in this Agreement.

          3.4 RECONCILIATION SCHEDULE. The Reconciliation Schedule pursuant to Section 1.4 of this Agreement.

          3.5 CONSULTING AGREEMENT. C3 and Clay M. Biddinger shall enter into a consulting agreement ("Consulting Agreement") in substantially the same form as EXHIBIT 3.5 attached hereto.

     4. REPRESENTATIONS OF IEC. As material representations to induce C3 to enter into this transaction, IEC represents to C3 as follows:

          4.1 OWNERSHIP. The Identified Assets transferred pursuant hereto are owned by IEC, free and clear of all liens, encumbrances, agreements and claims with or of third parties.

          4.2 CORPORATE STATUS AND AUTHORITY. IEC is a corporation duly organized and existing in good standing under the laws of the state of its incorporation and is fully

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authorized to carry on its business as it is now being conducted and to enter into the transactions herein set forth. IEC is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions requiring such qualification whether by reason of the ownership or leasing of its properties or the conduct or nature of its business. All director or shareholder approvals required have been secured to the extent required. Except as set forth on EXHIBIT 4.2, no consents, approvals, or filings from or with any person or entity other than those delivered to C3 herewith are necessary for the execution, delivery and performance by IEC of this Agreement and the transactions contemplated hereby. IEC has all requisite power and authority to execute this Agreement and carry out all the actions required of it herein. This Agreement is the legal, valid and binding agreement of IEC enforceable against IEC in accordance with its terms.

          4.3 PENDING CLAIMS. IEC is not presently subject to any claim which would materially and adversely affect the Identified Assets such as: litigation; disclosed or undisclosed claims or liabilities; or pending governmental investigations or complaints of any kind or description. The Identified Assets are subject to no contracts, claims or liens other than as set forth in EXHIBIT 4.3.

          4.4 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement, or any agreement or instrument contemplated hereby, by IEC will not result in any violation of its Articles of Incorporation or By-laws or be in material conflict with or constitute a default in any material respect under any term of any agreement, instrument, judgment, decree, or, to the knowledge of IEC, any order, statute, rule or governmental regulation applicable to IEC, or result in the creation of any lien, charge or encumbrance of any kind or nature on the Identified Assets.

          4.5 UNDISCLOSED LIABILITIES. IEC does not have, with respect to its current operation, any material and undisclosed liabilities or obligations of any nature affecting the Identified Assets.

          4.6 TAX LIENS. There are no tax liens on any of the Identified Assets. IEC has duly filed all federal, state and local tax returns and reports (including, without limitation, returns for estimated tax), and all returns and reports for any other governmental units or taxing authorities having jurisdiction with respect to any taxes required to be paid by IEC, except where extensions have been applied for and granted, and where such extensions have not expired; all such returns and all such reports show the correct and proper amounts due, and all taxes shown on such returns and reports and all assessments received by IEC have been paid to the extent that such taxes or any estimates thereon have become due. From the date of this Agreement until the Closing, IEC shall pay all taxes as and when the same become due and payable.

          4.7 LIQUIDATION. IEC has not adopted any plan of liquidation or dissolution affecting the Identified Assets.

          4.8 STOCK REPRESENTATIONS. IEC (i) intends to acquire the Convergent Stock pursuant to Section 1 hereof solely for the purpose of investment and not for the resale and distribution thereof, and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same, other than as contemplated by this Agreement; (ii) understands and acknowledges that the issuance of the Convergent Stock will not be registered under the Securities
Act of 1933, as amended (the "Securities Act"), the shares of Convergent
Stock being acquired pursuant to this Agreement constitute "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may not be sold except pursuant to a registration statement under the Securities Act or pursuant to an exemption available under federal and applicable Securities laws, and such shares may be required to be held indefinitely unless the shares are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) agrees that it will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares of Convergent Stock unless such shares and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws, and (iv) agrees and acknowledges that the stock certificates representing the shares of Convergent Stock which will be issued to IEC under this Agreement will contain a legend restricting the transferability of the shares as provided herein and that stop order instructions may be imposed by Convergent's transfer agent restricting the transferability of the shares.

          4.9 ACCURACY OF DOCUMENTS AND INFORMATION. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, Exhibits and attachments to this Agreement or specifically required to be furnished pursuant to this Agreement to C3 by IEC are and will be complete and correct in all material respects. There have been no material changes, and will be no material changes as of the Closing Date, in the information set forth in the Exhibits and attachments between the date of the Exhibits and attachments and the date of this Agreement. No representations or warranties made by IEC in this Agreement, nor any document, written information, statement, financial statement, certificate, Exhibit or attachment furnished to C3 pursuant to the requirements of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading. There is no fact which materially and adversely affects the Identified Assets known to IEC which has not been expressly and fully set forth in this Agreement or the Exhibits and attachments hereto.

          4.10 DISCLOSURE. No representation or warranty whether contained in this Agreement or in any certificates provided to C3 pursuant to this Agreement contains or will contain any materially untrue statement or omits, or will omit, to state a material fact necessary to make any such statement(s) not misleading.

          4.11 ACCURACY OF REPRESENTATIONS. In the event that any of the foregoing representations or warranties should be inaccurate as of the Closing Date, IEC shall have thirty (30) days after written notice from C3 in which to cure such inaccuracy.

     5.   IEC'S EMPLOYEES AND CUSTOMERS.  C3 is not a successor business to
IEC nor any operation of IEC.   C3 shall not be liable for any obligations
which IEC has on any contracts including employment contracts, existing or future workers compensation claims, employment discrimination claims, unfair labor practice claims, or compensation claims except those obligations, if any, specifically identified on EXHIBITS 1.1 and
1.2 and any obligations of which C3 hereby specifically assumes in writing. C3 is purchasing the Identified Assets and Assumed Liabilities only, and it is not taking over any employment contracts for any employees or any obligations under agreements entered into by IEC in its own right and C3 shall not be liable for any sums owed to customers by IEC.

     6. REPRESENTATIONS OF C3. As material representations to induce IEC to enter into this transactions, C3 represents to IEC as follows:

          6.1 CORPORATE STATUS AND AUTHORITY. C3 is a corporation duly organized and existing in good standing under the laws of the state of its incorporation and is fully authorized to carry on its business as it is now being conducted and to enter into the transactions herein set forth. C3 is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions requiring such qualification whether by reason of the ownership or leasing of its properties or the conduct or nature of its business. All corporate approvals required have been secured. No consents, approvals, or filings from or with any person or entity other than those delivered to IEC herewith are necessary for the execution, delivery and performance by C3 of this Agreement and the transactions contemplated hereby. C3 has all requisite power and authority to execute this Agreement and carry out all the actions required of it herein. This Agreement is the legal, valid and binding agreement of C3 enforceable against C3 in accordance with its terms.

          6.2 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement, or any agreement or instrument contemplated hereby, by C3 will not result in any violation of its Certificate of Incorporation or Bylaws or be in material conflict with or constitute a default in any material respect under any term of any agreement, instrument, judgment, decree, or, to the knowledge of C3, any order, statute, rule or governmental regulation applicable to C3.

          6.3 DISCLOSURE. No representation or warranty whether contained in this Agreement or in any certificates provided to IEC pursuant to this Agreement contains or will contain any materially untrue statement or omits, or will omit, to state a material fact necessary to make any such statement(s) not misleading.

     7. OBLIGATIONS PRIOR TO THE CLOSING DATE. The following conditions and obligations shall be satisfactorily performed prior to the Closing Date.

          7.1 GOVERNMENTAL AGENCY APPROVALS. Any governmental agencies whose approval is required prior to the consummation of the transactions contemplated by this Agreement shall have approved such sale on the terms contemplated by this Agreement.

          7.2 NOTICES TO CUSTOMERS AND SUPPLIERS. IEC, with the cooperation of C3 and at IEC's sole expense, shall have provided any notice(s) to its customers, suppliers, vendors and others required by its contracts, federal or state laws, rules or regulations, if any, with respect

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to the transfer of the Identified Assets to C3. The content of such notice(s)
shall be approved by C3.

          7.3 PERFORMANCE. Both parties shall have executed and delivered to the other party this Agreement and the other documents required hereby and shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by the parties prior to the Closing Date.

          7.4 OPINION OF COUNSEL FOR IEC. C3 shall have been furnished with an opinion of IEC's counsel, dated the date of the Closing, in substantially the form of EXHIBIT 7.4 attached hereto.

          7.5 OPINION OF COUNSEL FOR C3 AND CONVERGENT. IEC shall have been furnished with an opinion of C3's and Convergent's counsel, dated the date of the Closing, in substantially the form of EXHIBIT 7.5 attached hereto.

          7.6 NO ACTION TO PREVENT COMPLETION. There shall not have been instituted and be continuing or threatened any claim, action or proceeding that would materially adversely affect the Identified Assets, nor shall there have been instituted and be continuing or threatened any claim, action or proceeding by or before any court or other governmental body to restrain, prohibit or invalidate, or to obtain damages in respect of, the transactions contemplated by this Agreement or which might materially and adversely affect the rights of C3.

     8. CONDUCT OF BUSINESS AND CERTAIN COVENANTS. Prior to the Closing Date, IEC agrees that, with respect only to the Identified Assets, unless otherwise specifically provided for in this Agreement or unless otherwise consented to in writing by C3:

          8.1 ORDINARY COURSE. IEC shall conduct its business in the ordinary course.

          8.2 CERTAIN CHANGES. IEC shall not: (i) grant any security interest to or in connection with the Identified Assets; (ii) make or offer to make any disposition, including any sale or transfer, of any of the Identified Assets; (iii) make any change in any method of accounting, billing, rates, rate structure, tariffs, payment of fees and expenses related in any way to the Identified Assets; and, (iv) enter into any material contract, agreement, or commitment relating to the Identified Assets.

     9. CLOSING DATE. Closing will occur within three (3) business days after the completion of due diligence and the receipt of any and all necessary board, shareholder, governmental or other approvals, but not later than July 17, 1998, unless extended by mutual agreement of the parties, and will take place at the offices of C3.

     10. NOTICES. Notices required or allowed hereunder shall be deemed given when hand delivered or when deposited in the United States mail, postage prepaid, return receipt requested, to the parties at the following addresses:

      If to C3:          Convergent Capital Corporation
                         Convergent Communications, Inc.
                         400 Inverness Drive South, Suite 450
                         Englewood, Colorado 80112
                         Attn.: Legal Department

     If to IEC:          CMB Holdings, Inc. d/b/a Independent Equipment
                         Company
                         2471 McMullen Booth Road, Suite 309
                         Clearwater, Florida 34619
                         Attn.:  Mr. Clay Biddinger

     with a copy to:     Temple H. Drummond, Esq.
                         Kass Hodges, P.A.
                         1505 N. Florida Avenue
                         Tampa, Florida 33602

     or to such other addresses as may from time to time be supplied.

     11.  INDEMNITY.

          11.1 IEC'S INDEMNIFICATION.   Notwithstanding the Closing and
regardless of any investigation at any time made by or on behalf of C3 or of any information C3 may have in respect thereof, IEC will indemnify, defend and save and hold each of C3 and Convergent harmless from and against any costs, expenses, damages, liabilities, losses or deficiencies, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding (collectively "Losses") suffered or incurred by C3 and/or Convergent arising out of or resulting from, and will pay C3 and/or Convergent on demand the full amount of any such amounts which either of C3 or Convergent may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or document delivered under or pursuant to this Agreement or the material breach of any warranty made by IEC in or pursuant to this Agreement;

               (b) any material misrepresentations in or omission from any Exhibit, schedule, or other attachment to this Agreement;

               (c) any failure by IEC duly to perform or observe any term, provision, covenant, or agreement in this Agreement to be performed or observed on the part of IEC;

               (d) acts or omissions in connection with business activities conducted or to be conducted by IEC, including, without limitation, the sale of goods or provision of services, prior to the Closing Date; or

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               (e)  any action, suit, investigation, proceeding, demand,
assessment, audit, judgment and claim, including any employment-related claim, arising out of the foregoing (collectively "Claims"), even though such Claims may not be filed or come to light until after the Closing Date.

     C3 hereby covenants and agrees to immediately provide to IEC any and all notifications or other correspondence it receives related to matters which may affect this indemnity and hereby agrees to allow IEC to defend any and all actions affecting this indemnity and shall not settle any action or dispute affecting this indemnity without obtaining the prior written consent of IEC.

     All statements of fact contained in any written statement, certificate, schedule or other document delivered to C3 by or on behalf of IEC attached to this Agreement shall be deemed representations and warranties by IEC hereunder.

          11.2 C3'S INDEMNIFICATION. C3 agrees that notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of IEC or any information IEC may have in respect thereof, C3 will indemnify, defend and save and hold IEC harmless from and against any Losses suffered or incurred by IEC arising out of or resulting from, and will pay IEC on demand the full amount of any such amounts which IEC may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or the breach of any warranty made by C3 in or pursuant to this Agreement;

               (b) any failure by C3 duly to perform or observe any item, provision, covenant or agreement in this Agreement to be performed or observed on the part of C3, as applicable; or

               (c) acts or omissions in connection with business activities conducted or to be conducted by C3, including, without limitation, the sale of goods or provision of services, following the Closing Date.

     12. NO THIRD PARTY BENEFICIARIES. This Agreement shall be for and inure to the benefit of C3 and IEC and there shall be no third party beneficiaries hereto. Specifically excluded from any beneficial status hereunder are IEC's creditors, employees, customers and suppliers.

     13. GOVERNING LAW AND FORUM. This Agreement shall be construed under the laws of the state of Colorado, without regard to its choice of law provisions (except as to the applicable bulk sales laws, where it is agreed that to the extent the parties' ability to so designate is restricted, the laws of the applicable state shall apply) and any action to enforce, construe or modify this Agreement shall be brought in an appropriate court of competent jurisdiction in Colorado.

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     14.  BINDING NATURE.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement shall not be assigned by either party without the express written consent of the other party.

     15. PARAGRAPH HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     16. TIME OF THE ESSENCE. Time is of the essence of this Agreement and the obligations of the parties hereunder.

     17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, indemnifications and agreements of C3 and IEC provided herein shall survive the Closing for a period of two (2) years following the Closing Date.

     18. WAIVER. The failure of either of the parties hereto to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right thereafter to enforce the same, and no waiver of any breach shall be construed as an agreement to waive any subsequent breach of the same or any other provisions.

     19. EXPENSES. Except as expressly provided herein, each party will pay their own expenses, including fees of their respective attorneys, accountants and consultants in connection with this transaction.

     20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     21. NO BROKERS OR AGENTS. IEC represents that it has not used the services of any brokers or agents in the negotiation or consummation of this Agreement such that any commissions or fees are due to any such broker or agent based upon the transactions herein set forth. C3 represents that it has not used the services of any brokers or agents in the negotiation or consummation of this Agreement such that any commissions or fees are due to any such broker or agent based upon the transactions herein set forth.
Should any such claim be advanced by any such foregoing broker or agent, it is agreed that the satisfaction of such claim shall be the sole responsibility of the party which it is claimed utilized the services of such broker or agent.

     22. CONFIDENTIALITY. IEC and C3 agree to not disclose the terms and conditions of this Agreement except (i) as may be required to fulfill obligations hereunder; (ii) as may be required by law, regulation, custom or judicial or administrative proceeding; or, (iii) as and to the extent such information becomes known to the general public through no fault of either party in tangible, demonstrable form. Both parties shall take reasonable precautions to insure that their respective employers, employees and agents also treat such information in a confidential manner. The obligations of confidentiality shall survive the consummation of the transactions herein set forth.

     23. TAXES. C3 shall be responsible for and shall pay all federal, state and municipal taxes or other charges, if any, on the sale of the Identified Assets except income taxes payable by IEC on the Consideration.

     24. SEVERABILITY. It is agreed and understood that should any of the provisions of this Agreement be determined by any court of competent jurisdiction to be invalid or void for any reason, then the parties consent that this Agreement shall be amended retroactive to the date of its execution to include all terms and conditions other than those found by the court to be invalid or void in order to give effect to the parties intent.

     25. PUBLIC ANNOUNCEMENT. Each party acknowledges and agrees that either may make a public announcement of the transactions contemplated by this Agreement any time after the date of execution of this Agreement provided that the other party approves the form and substance of any such public announcement prior to its release, which approval shall not be unreasonably withheld or delayed.

     26. FORCE MAJEURE. This Agreement and the obligations of the parties hereunder shall not be impaired or invalidated and a party shall not be in breach hereof if such party is unable to fulfill any of its obligations hereunder or is delayed in doing so by reason of strike, labor troubles, acts of God or any other cause beyond the reasonable control of such party.

     27. ATTACHMENTS. All Exhibits and attachments to this Agreement are made a part of this Agreement by this reference. Any information disclosed in an Exhibit or attachment shall be deemed to be disclosed and incorporated into any other Exhibit or attachment where such disclosure would be appropriate.

     28. ADDITIONAL DOCUMENTATION. IEC shall from time to time, subsequent to Closing, at C3's request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other action as C3 reasonably may require in order more effectively to effectuate the purchase of the Identified Assets.

     29.  ARBITRATION.   Notwithstanding anything to the contrary herein, any
dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration at a mutually agreed upon location in Denver, Colorado; provided, however, that nothing in this Section shall restrict the right of any party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in force at the time of any such dispute. Each party shall pay its own expenses associated with such arbitration, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorneys' fees and expenses (including, without limitation, arbitration expenses) relating to such arbitration. The decision of the arbitrators, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. In no event shall the arbitrators be authorized to grant any punitive, incidental or consequential damages of any nature or kind whatsoever.

     30.  TERMINATION.

          30.1 This Agreement may be terminated, and the transactions contemplated hereby abandoned (i) by the mutual consent of C3 and IEC; (ii) by C3 or IEC at any time after June 30, 1998 (or such later date as shall have been agreed to in writing by the parties) if the conditions and obligations set forth in this Agreement shall not have been fulfilled (or waived by the party entitled to the benefit thereof) by such date, with no further liability on the part of any party hereto; provided, however, that no party shall be released from liability hereunder if any such condition is not fulfilled by reason of the breach by such party of its obligations hereunder.

          30.2 Notwithstanding anything contained in the foregoing to the contrary, if this Agreement is terminated by C3 due to a failure of IEC to perform the conditions precedent to the Closing hereunder, IEC shall immediately refund to C3 all amounts paid to IEC, including, without limitation, the Earnest Money.

     31. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Exhibits, schedules and attachments hereto, contains the entire understanding between the parties hereto with respect to the subject matter hereof and no prior or collateral promises or conditions in connection with or with respect to the subject matter hereof not incorporated herein shall be binding upon the parties. No modification, extension, renewal, rescission, termination or waiver of any of the provisions contained herein or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon either of the parties hereto unless made in writing and duly executed by both the parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

                                 CONVERGENT CAPITAL CORPORATION,
                                 a Colorado corporation


                                 By: /s/ Philip G. Allen
                                     -----------------------------------------
                                          Philip G. Allen, Secretary

                                 CONVERGENT COMMUNICATIONS, INC.,
                                 a Colorado corporation


                                 By: /s/ Philip G. Allen
                                     -----------------------------------------
                                     Philip G. Allen, Executive Vice President

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                                 CMB HOLDINGS, INC. D/B/A INDEPENDENT
                                    EQUIPMENT COMPANY,
                                 a Florida corporation

                                 By: /s/ Clay M. Biddinger
                                     -----------------------------------------
                                         Clay M. Biddinger, President


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